PRIME GROUP REALTY TRUST (THE COMPANY)
                                       AND
             PREDECESSOR PROPERTIES (THE PREDECESSOR OF THE COMPANY)

EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS COMBINED FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS AND DIVIDENDS

              (Amounts in thousands, except for ratio information)

                                                 NINE MONTHS ENDED SEPTEMBER 30
                                                 ------------------------------
                                                     1998              1997
                                                  PRIME GROUP       PREDECESSOR
                                                  REALTY TRUST      PROPERTIES
                                                 -------------    -------------
Income before minority interests
  and extraordinary item....................    $       22,095   $      (22,100)
Interest incurred...........................            22,091           29,099
Amortization of debt issuance costs.........             1,062              447
Less capitalized interest...................            (1,403)              --
                                                 -------------    -------------

         Earnings...........................            43,845            4,446
                                                 -------------    -------------

Interest incurred...........................            22,091           29,099
Amortization of debt issuance costs.........             1,062              447
Preferred stock distributions...............             4,991               --
                                                 -------------    -------------
    Combined Fixed Charges and
      Preferred Stock Distributions and
        Dividends...........................            28,144           28,546
                                                 -------------    -------------

Excess of Combined Fixed Charges
    and Preferred Stock Distributions

    and Dividends over Earnings.............                     $      (25,100)
                                                                  =============

Ratio of Earnings to Combined Fixed
    Charges and Preferred Stock

    Distributions and Dividends.............    $         1.56 x
                                                 =============